Amended and Restated
Separation Agreement and Release

This Amended and Restated Separation Agreement and Release entered into this 10th day of June, 1999, is made by and between Inso Corporation ("the Company") and Paul A. Savage ("the Executive"), and hereby amends, supersedes and replaces that certain Separation Agreement and Release, dated 30th day of April, 1999, by and between the Company and the Executive, and constitutes the parties' agreement with respect to the termination of the Executive's employment.

	1.	The Executive voluntarily resigns as an officer of the
Company effective April 30,1999 ("the Resignation Date") and as an employee with the Company (apart from holding an office as aforesaid) twelve months thereafter or up to eighteen months thereafter as described in paragraph 2, whichever is greater ("the Termination Date"). Executive shall execute and return to the Company the resignation letter attached hereto as Exhibit A.

	2.	During the period between the Resignation Date and the
Termination Date ("the Interim Period"), Executive or his estate shall continue to be paid his base salary as in effect on the Resignation Date (reduced by any amounts received under any disability insurance program, or other income replacement program available through the Company) in accordance with the Company's normal and customary pay practices for executive employees, subject to all applicable federal and state income, payroll, and other applicable tax withholding.
During the Interim Period, the Executive shall perform any special assignments reasonably requested by the Chief Executive Officer or the President of the Company at reasonable times and places mutually agreeable to the parties. If Executive is not employed by an employer other than the Company twelve months from the Resignation Date, his base salary and benefits, as described in the following paragraphs, shall continue as aforesaid until the earlier of: a) the expiration of eighteen months from the Resignation
Date, or b) the date of his employment by an employer other than the Company, but in no case shall the salary and aforementioned benefits continue for less than twelve months from the Resignation Date. For purposes of this Agreement self-employment shall not be considered "employed by an employer other than the Company".

	3.	During the Interim Period and any extended period if it
comes into being, and subject to the exceptions noted below, Executive and his family shall be entitled to continue his or their participation in the Company's medical, dental, and vision care benefit plans to the same extent, and under the same conditions, that he may be a participant in such plans on the Resignation Date regardless of the intervening death of Executive;
provided however, such participation shall cease on the earlier of: (a) the Termination Date, and (b) the last day of the month in which he may be covered by any plan, program or arrangement, sponsored by another employer offering similar coverage.

	4.	On the Termination Date, Executive shall be eligible to
continue medical, dental, and vision care benefits under the provisions of COBRA, and he will be notified of his COBRA rights at that time.

	5.	Executive's participation in Company benefit plans,
programs, and arrangements not enumerated in paragraph 3 above shall be as described in Attachment A: "Executive
Separation Agreement, Summary of Benefits Continuation".
Executive's entitlement to further vacation, sick leave and other paid time off shall cease on the Resignation
Date. The Executive shall be entitled to one full week of earned but unused vacation, which shall be paid to him within 90 days of the Resignation Date.

	6.	Previously granted, but unexercised stock options held by
Executive for the purchase of stock of the Company shall be exercisable pursuant to the terms of the Company's stock option plan, for a period of 90 days after the Termination Date or 180 days following the death of Executive, as the case may be. All previously granted, but unexercised stock options held by the Executive will continue to vest over the Interim Period and will become fully vested upon a change in control of the Company as outlined in the Company's stock option plan.

	7.	Executive shall be entitled to an incentive compensation
payment of $32,000. This will be paid within 15 days of the execution of this Agreement. Should Executive's base salary continue beyond twelve months as described in the last sentence of paragraph 2 above as a result of Executive not being employed by an employer other than the Company twelve months from the Termination Date, during such period an additional $1,231 bonus adjustment will be added to each bi-weekly salary payment until the earlier of: a) the expiration of eighteen months from the Termination Date, or
b) the date of his employment by an employer other than the Company.

	8.	Anything contained in paragraphs 14 and 15
notwithstanding, the Company and Executive shall continue to be bound by the Non-Disclosure Agreement executed by Executive on October 4, 1996, which Agreement is incorporated herein by reference.

9.	Upon request of Executive, the Company shall pay
for and retain a firm to provide Executive
Outplacement assistance, including but not limited to resume preparation, administrative support, and general continuing counseling up to 6 months.

10.	From and after the date of this Agreement, the Executive
shall continue to be entitled to indemnification as an "Officer" of the Company in accordance with Article V of the Company's By-laws as in effect as of the date of this Agreement notwithstanding any subsequent amendment to such By-laws. The term "Officer" shall have the meaning set forth in Article V of the Company's By-laws. With respect to the action now pending in the United States District
Court for the District of Massachusetts under the caption
Robert C. Krauser v. Inso Corp., et al., 99 CV 10366 RCL, and any action now pending or hereafter commenced relating to the subject matter of that action, and with respect to an informal investigation of the United States Securities and Exchange Commission under the caption In the Matter of Inso Corp. (B-1392), and any investigation or proceeding now pending or hereafter commended relating to the subject matter of that investigation, indemnification extended to the Executive pursuant to this paragraph 10 shall also include payment by the Company of all expenses (including reasonable attorney fees) incurred by the Executive in connection with any such action, investigation or proceeding in advance of the final disposition of such action, investigation or proceeding upon receipt of an undertaking by the Executive to repay such advance payment if the Executive shall be adjudicated or determined not to be entitled to indemnification in accordance with Article
V of the Company's By-Laws.

11.	Executive agrees to return to the Company prior to the Resignation Date, all Companyproperty including, but not limited to, vendor, supplier, and any other business or mailing lists, reports, files, memoranda, records and software, credit cards, desk or file keys, computer access codes or disks, and Company manuals. Executive further agrees that he will not retain any copies, duplicates, reproductions or excerpts of such property. Notwithstanding the preceding, Executive shall not be required to return to the Company the personal computer and peripherals purchased by the Company and currently set up for his home use. The Executive is required to return to the Company the leased company car no later than May 31, 1999.

  12.	Executive acknowledges that the Company will include a
copy of this Agreement as an exhibit to its Form 10-Q for the fiscal quarter ending July 31, 1999. Until such time as the Company includes a copy of this Agreement as an exhibit to its Form 10-Q, the Executive and Company represent and agree that they and their agents and representatives shall keep completely and strictly confidential the terms of this Agreement and any settlement negotiations that occurred in connection with this Agreement, except as required by law.

 13.	Executive for himself and on behalf of his heirs,
executors, administrators and assigns, hereby remises, releases and fully discharges the Company and, to the extent applicable, its present, former, and future parent companies, subsidiaries and affiliates, and the officers, directors, employees, agents, successors and assigns of each of them ("the Released Parties") of and from any and all claims, rights and causes of action of all nature known, unknown, past, present, now foreseeable or unforeseeable, which he has or may hereafter have, in any way arising out of, connected with or related to Executive's employment with any of the Released Parties, the termination thereof or based upon information made known to Executive during employment with any of the Released Parties. This Release shall include, but not be limited to, any claims, damages, rights and causes of action for wrongful discharge, breach of contract, discrimination or retaliation under any federal, state or local laws, rules, orders or regulations including Title
VII the Civil Rights Act of 1964, 42 U.S.C.Sec. 200 et. seq., the Massachusetts Civil Rights Act, M.G.L.c. 12 Sec.11H and 11I, the Massachusetts Fair Employment Practices Act,
M.G.L.c. 151b, Sec. 1 et. seq., the Americans with Disabilities Act, 29 U.S.C. Sec. 12101 et. seq., and the Massachusetts Equal Rights Act, c.93, Sec. 102. This Release shall also include, but not be limited to, all claims, rights and causes of action for costs, attorney's fees, bounties, or percentage of awards or settlements which Executive may assert against or which may be asserted against the Company by others on Executive's behalf, or against any of the Released Parties. Executive and the Company intend and agree that this Release is to be a broad Release to apply to any relief or cause of action, no matter what it is called, and shall include, but not be limited to, claims, rights or causes of action for wages, benefits, bonuses, fines, back pay, share of awards, compensatory damages, and punitive damages;
however, nothing in this Release shall be construed to bar claims for alleged breaches of this Agreement.

14.	The Company, on its behalf, and to the extent applicable,
on behalf of its present, former and future parent companies, subsidiaries and affiliates, and officers, directors, agents, successors and assigns of each of them hereby remises, releases, and fully discharges Executive of and from all claims, demands, causes of action, damages and expenses, of any and every nature whatsoever, known or unknown by the Company, past or present as a result of actions, omissions or events occurring through the date of this Agreement in connection with his employment with the Company; however, nothing in this Release shall be construed to bar claims for alleged breaches of this Agreement.

	15.	Executive will not disparage or discuss the Company or
its agents, officers, servants or employees in a derogatory manner. Executive will at all times state, if asked, that the Company was and is a reputable company during his employment with the Company and that he was proud to have been associated with it. The
Company will not disparage or discuss the Executive in a derogatory manner and will at all times state if asked, that the Executive conducted himself honorably and with distinction and is a reputable person.

	16.	The Executive herein represents that he has not filed
any complaints, charges or claims for release against the Released Parties with any local, state, or federal court or administrative agency which currently are outstanding.

17. The payment by the Company of the consideration referred to herein is not, and shall not be deemed, an admission of responsibility or liability by any of the Released
Parties.

18.	The Employee acknowledges that he  has been given twenty-
one (21) days to consider this Agreement and has been advised to consult with an attorney before signing.

19.	This Agreement shall become effective on the eighth (8th)
day following the date on which it is signed by the Employee. The Employee may revoke this Agreement in the seven-day period following the date on which the Employee signs the Agreement by submitting a written revocation to the Company. Any payments due under this Agreement shall not be paid until the Effective Date of this Agreement, except as otherwise agreed.

20.	Employee acknowledges that:
-He was advised to consult with an attorney to review this Agreement prior to signing it, and was given a chance to refuse to sign this Agreement.
- He has read and understands this Agreement and understands fully its final and binding effect.
- None of the Released Parties had made any statements, promises or representations not set forth in this Agreement, and
Executive has not relied on any such
statements, promises or representations.
- He has voluntarily signed this Agreement with the knowledge and understanding and full intention of releasing the Released Parties as set forth above.

21.	This Agreement is binding upon and shall inure to the
benefits of the parties hereto and their respective assigns, successors, heirs and personal representatives;
provided however that the Executive may not assign any rights or duties it may have hereunder without prior written consent of the Company.

22.	If any provision of this Agreement is judicially
determined to be invalid or unenforceable as written, then such provision shall, if possible, be modified and reformed to the degree necessary to render it valid and enforceable. Any such invalidity or unenforceability of any provision shall have no effect on the remainder of this Agreement which shall remain in full force and effect.

23. This Agreement is to be governed and will be construed as a sealed instrument under and in accordance with the laws of the Commonwealth of Massachusetts.

	24.	This Agreement, together with the document incorporated
herein by reference, constitutes the entire agreement between the parties hereto and supersedes all prior and contemporaneous negotiations, representations, understandings and agreements, whether written or oral.


IN WITNESS WHEREOF, the Company and Executive have entered into this Agreement on the date first above written.

	The Company				The Executive


	By: /s/ Elaine Ouellette	/s/ Paul A. Savage
---------------------------	---------------------
	Elaine Ouellette	Paul A. Savage


Attest:

/s/ Jonathan Levitt
---------------------
Jonathan Levitt






Entered into as of the 30th day of April, 1999


Inso Corporation
31 St. James Avenue
Boston, MA 02116-4101


Attention:	Stephen O. Jaeger
	Chairman of the Board of Directors of Inso
Corporation

Dear Steve:

Effective April 30, 1999, I hereby resign my position as an Officer of Inso Corporation, its subsidiaries and affiliates, pursuant to the Separation Agreement and Release entered into as of the 30th day of April, 1999.


Vice President, Inso Corporation



Sincerely,


/s/ Paul A. Savage
---------------------
Paul A. Savage


ATTACHMENT A


                          Period of Interim        Termination of Employement
                          Employment

                          Begins upon resignation  Begins at end of period
                          as officer of Company.   of interim employment.
                          Ends at termination of
                          employment.

Medical, Dental and       Coverage in effect upon    Coverage continues for
Vision Care               resignation may be         31 days following
                          continued at employee      termination of
                          discretion for             employment.
                          executive and covered
                          family members.

                          Employee shares cost on    Employee may continue
                          same basis as active       health coverage under
                          employees through          provisions of COBRA by
                          payroll deduction.         paying the applicable
                                                     premium.

Basic Life                Basic life insurance       Coverage continues for
                          coverage continues at      31 days following
                          level in effect upon       termination of employment.
                          resignation.

                          Company pays entire        Employee may convert all
                          cost of coverage.          or part of insurance to
                                                     non-group coverage by
                                                     applying to the
                                                     insurance company
                                                     and paying the
                                                     applicable premium.


Optional Life             Coverage in effect         Coverage continues for
Employee/spouse/child     upon resignation may       31 days following
                          be continued at            termination of employment.
                          discretion of employee.

                          Employee pays entire       Employee may convert all
                          cost of coverage           or part of insurance to
                          through payroll            non-group coverage by
                          deduction.                 applying to the
                                                     insurance company
                                                     and paying the
                                                     applicable premium.

Personal Accident         Coverage in effect         Coverage continues for
                          upon resignation may       31 days following
                          be continued at            termination of employ-
                          discretion of employee     ment.

                          Employee pays entire       Employee may convert all
                          cost of coverage           or part of insurance
                          through payroll            to a non-group
                          deduction.                 coverage by applying to
                                                     the insurance company
                                                     and paying the
                                                     applicable premium.

Long Term Disability      Coverage in effect upon    Coverage continues for
                          resignation may be         31 days following
                          continued at discretion    termination of employ-
                          of employee.               ment.

                          Employee pays any
                          applicable share of the
                          cost on the same basis
                          as active employees
                          through payroll
                          deduction.

Health Care Account       Participation in effect   Participation ends at
                          upon resignation may be   termination of employ-
                          continued at discretion   ment.
                          of employee.

                          Employee may continue     Employee may continue
                          to request reimbursement  to request reimbursement
                          for eligible expenses     for eligible expenses
                          incurred during period    incurred prior to the
                          of participation.         termination date.

                          Employee continues to     Employee may continue
                          make contributions on     participation under
                          same basis as active      provisions of COBRA by
                          employees through         making after-tax
                          payroll deduction.        contributions to the
                                                    plan.

Dependent Care Account    Participation ends at     N/A
                          resignation.

                          No further
                          contributions will be
                          deducted from pay.

                          Employee may continue
                          to be reimbursed for
                          eligible expenses
                          incurred prior to
                          resignation date.


401(k)                    Participation in effect    Participation ends at
                          upon resignation may be    termination of
                          continued at discretion    employment.
                          of employee.

                          Employee continues to      Employee's distribution
                          make contributions on      options depend on the
                          same basis as active       amount of funds on
                          employees through          account at termination.
                          payroll deduction, and
                          Company match continues
                          per plan provisions.

Employee Stock Purchase   No further                 NA
Plan                      contributions will be
                          deducted from pay.

                          Accumulated funds held
                          in the program will be
                          refunded in the next
                          available pay period.

Employee Assistance       You may continue to        You may continue access
Program                   access the services of     for 60 days following
                          Sobel & Raciti             your termination, the
                          Associates, Inc. during    services of Sobel &
                          your period of interim     Raciti Associates, Inc.
                          employment.